                                                                    EXHIBIT 99.1

                                              Contact:     Robert B. Nolen, Jr.
                                                           President and Chief
                                                           Executive Officer
                                                           (205) 221-4111




            PINNACLE BANCSHARES ANNOUNCES RESULTS FOR SECOND QUARTER


         Jasper, Alabama (August 13, 2004) - Robert B. Nolen, Jr., President and Chief Executive Officer of Pinnacle Bancshares, Inc. (AMEX:PLE), today announced Pinnacle's second quarter results of operations. For the three months ended June 30, 2004, net income was $553,000, compared with net income of $595,000 for the three months ended June 30, 2003. Net interest income after the provision for loan losses for the three months ended June 30, 2004, was $1,682,000, compared with $1,611,000 in the same period last year.

         For the six months ended June 30, 2004, net income was $972,000, compared with $1,299,000 for the six months ended June 30, 2003. Net interest income after the provision for loan losses for the six months ended June 30, 2004 was $3,296,000, compared with $3,153,000 in the same period last year.

         Mr. Nolen noted that non-interest income decreased from $1,586,000 in the first half of 2003 to $1,059,000 in the six months ended June 30, 2004. This decrease was primarily attributable to decreases in net gains on the sale of loans held for sale and available-for-sale securities of $166,000 and $455,000, respectively.

         Mr. Nolen stated that the Company's net interest margin increased to 3.71% for the three months ended June 30, 2004, from 3.69% for the three months ended June 30, 2003.

         Mr. Nolen noted that the provision for loan losses in the six months ended June 30, 2004 was $294,000, compared to $535,000 in the first half of 2003. As a percent of total loans, the allowance for total loans increased from 1.37% at December 31, 2003 to 1.55% at June 30, 2004. As a percent of total loans, nonperforming loans decreased from 0.69% at June 30, 2003, to 0.28% at June 30, 2004.

         Mr. Nolen also remarked that the decrease in stockholders' equity from $19,400,000 at December 31, 2003, to $18,500,000 at June 30, 2004 was primarily attributable to a $1,200,000 decrease in the market value of Company's available-for-sale securities portfolio, which is marked to fair value based on prevailing interest rates. The interest rate risk in the Company's portfolio is monitored closely. Mr. Nolen expects that the Company will restructure its portfolio in the third and fourth quarters of this year any may incur some losses in connection with these transactions.




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         On June 10, 2004, Pinnacle announced that the Company has authorized a supplemental stock repurchase program to acquire an additional 5% of the Company's shares outstanding upon completion of its current repurchase program, or 77,169 shares. This program supplements Pinnacle's current repurchase program which has acquired 73,700 shares of the Company's common stock and is authorized to acquire an additional 6,300 shares.

         Pinnacle Bancshares, Inc.'s wholly owned subsidiary Pinnacle Bank has six offices located in central and northwest Alabama.

         This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. The words "believe," "expect," "seek" and "intend," and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, projections of income or loss, expenditures, acquisitions, plans for future operations, financing needs or plans relating to services of the Company, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risk and uncertainties, some of which cannot be predicted or qualified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements







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                            PINNACLE BANCSHARES, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                            Three Months Ended June 30,
                                           -----------------------------
                                              2004               2003
                                           ----------         ----------
Net income                                 $  553,000         $  595,000
Basic earnings per share                   $     0.35         $     0.38
Diluted earnings per share                 $     0.35         $     0.37

Performance ratios (annualized):
   Return on average assets                      1.03%              1.08%
   Return on average equity                     11.64%             12.23%
   Interest rate spread                          3.67%              3.62%
   Net interest margin                           3.71%              3.69%
   Operating cost to assets                      2.73%              2.53%

Weighted average basic shares
  outstanding                               1,564,744          1,575,838
Weighted average diluted shares
  outstanding                               1,601,848          1,605,532
Dividends per share                        $     0.11         $     0.10
Provision for loan losses                  $  147,000         $  268,000



                                             Six Months Ended June 30,
                                           -----------------------------
                                              2004               2003
                                           ----------         ----------
Net income                                 $  972,000         $1,299,000
Basic earnings per share                   $     0.62         $     0.81
Diluted earnings per share                 $     0.60         $     0.80

Performance ratios (annualized):
   Return on average assets                      0.92%              1.19%
   Return on average equity                      9.97%             13.11%
   Interest rate spread                          3.68%              3.57%
   Net interest margin                           3.69%              3.65%
   Operating cost to assets                      2.73%              2.51%

Weighted average basic shares
  outstanding                               1,565,336          1,608,126
Weighted average diluted shares
  outstanding                               1,607,012          1,632,421
Dividends per share                        $     0.21         $     0.20
Provision for loan losses                  $  294,000         $  535,000





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
                                               --------------------------------------
                                               June 30, 2004        December 31, 2003
                                               ---------------      -----------------
Total assets                                   $   210,500,000      $     208,574,000
Loans receivable                               $   103,598,000      $     105,477,000
Deposits                                       $   181,774,000      $     179,939,000
Total stockholders' equity                     $    18,527,000      $      19,431,000
Book value per share                           $         11.53      $           12.23
Stockholders' equity to assets ratio                      8.80%                  9.30%

Asset quality ratios:
  Nonperforming loans as a percent of
    total loans                                           0.28%                  0.69%
  Nonperforming assets as a percent of
    total assets                                          0.38%                  0.84%
  Allowance for loan losses as a percent
    of total loans                                        1.25%                  1.37%
  Allowance for loan losses as a percent
    of nonperforming loans                              449.15%                201.51%



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